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                                                                  EXHIBIT (a)(7)
                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.


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                                            GIVE THE TAXPAYER                                                    GIVE THE TAXPAYER
                                            IDENTIFICATION                                                       IDENTIFICATION
FOR THIS TYPE OF ACCOUNT:                   NUMBER OF--               FOR THIS TYPE OF ACCOUNT:                  NUMBER OF--
-------------------------------------------------------------        -------------------------------------------------------------


1.  An individual's account                The individual           7.  Corporate account                      The corporation

2.  Two or more individuals (joint         The actual owner of the  8.  Religious, charitable, or educational  The organization
    account)                               account or, if combined      organization account
                                           funds, the first
                                           individual on the
                                           account(1)               9.  Partnership account                    The partnership

3.  Custodian account of a minor (Uniform  The minor (2)            10. Association, club, or other tax-exempt The organization
    Gift to Minors Act)                                                 organization

4.  a.  The usual revocable savings trust  The grantor-trustee (1)  11. A broker or registered nominee         The broker or nominee
    (grantor is also trustee)
    b.  So-called trust account that is    The actual owner (1)     12. Account with the Department of         The public entity
    not a legal or valid trust under                                    Agriculture in the name of a
    state law                                                           public entity (such as a state
                                                                        or local government, school
                                                                        district, or prison) that
5.  Sole proprietorship                    The owner (3)                receives agricultural program
                                                                        payments
6.  A valid trust, estate, or pension      The legal
    trust                                  entity (Do not furnish
                                           the identifying number
                                           of the personal
                                           representative or
                                           trustee unless the
                                           legal entity itself is
                                           not designated in the
                                           account title.) (4)
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(1)      List first and circle the name of the person whose number you furnish.
         If only one person on a joint account has a social security number, that person's number must be furnished.
(2)      Circle the minor's name and furnish the minor's social security number.
(3)      Show your individual name. You may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number.
(4)      List first and circle the name of the legal trust, estate, or pension trust.

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.


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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9
           NOTE: SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE
                             UNLESS OTHERWISE NOTED.
                                     PAGE 2

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
OBTAINING A NUMBER                                                    Payments of dividends and patronage dividends
                                                             that generally are exempt from backup withholding
         If you do not have a taxpayer identification        include the following:
number or you don't know your number, obtain Form SS-5,      -        Payments to nonresident aliens subject to
Application for a Social Security Number Card (for                    withholding under section 1441.
individuals), or Form SS-4, Application for Employer         -        Payments to partnerships not engaged in a
Identification Number (for businesses and all other                   trade or business in the U.S. and which have
entities), at the local office of the Social Security                 at least one nonresident partner.
Administration or the Internal Revenue Service (the "IRS")   -        Payments of patronage dividends not paid in
and apply for a number.                                               money.
                                                             -        Payments made by certain foreign organizations.
PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING           -        Section 404(k) payments made by an ESOP.

         The following is a list of payees exempt from                Payments of interest that generally are exempt
backup withholding and for which no information reporting    from backup withholding include the following:
is required.  For interest and dividends, all listed
payees are exempt except item (9).  For broker               -        Payments of interest on obligations issued by
transactions, payees listed in items (1) through (13) and             individuals.  Note: You may be subject to
a person registered under the Investment Advisors Act of              backup withholding if this interest is $600 or
1940 who regularly acts as a broker are exempt.  Payments             more and is paid in the course of the payer's
subject to reporting under sections 6041 and 6041A are                trade or business and you have not provided
generally exempt from backup withholding only if made to              your correct taxpayer identification number to
payees described in items (1) through (7), except a                   the payer.
corporation (other than certain hospitals described in       -        Payments of tax-exempt interest (including
Regulations section 1.6041-3(c)) that provides medical and            exempt-interest dividends under section 852).
health care services or bills and collects payments for      -        Payments described in section 6049(b)(5) to
such services is not exempt from backup withholding or                non- resident aliens.
information reporting.  Only payees described in items (1)   -        Payments on tax-free covenant bonds under
through (5) are exempt from backup withholding for barter             section 1451.
exchange transactions and patronage dividends.               -        Payments made by certain foreign organizations.
                                                             -        Payments of mortgage interest to you.
(1)      An organization exempt from tax under section
         501(a), or an IRA, or a custodial account under              Exempt payees described above should file
         section 403(b)(7), if the account satisfies the     substitute Form W-9 to avoid possible erroneous backup
         requirements of section 401(f)(2).                  withholding.  FILE THIS FORM WITH THE PAYER, FURNISH
(2)      The United States or any of its agencies or         YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON
         instrumentalities.                                  THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN
(3)      A state, the District of Columbia, a possession     IT TO THE PAYER.  IF YOU ARE A NON-RESIDENT ALIEN OR A
         of the United States, or any of their political     FOREIGN ENTITY NOT SUBJECT TO BACKUP WITHHOLDING, FILE
         subdivisions or instrumentalities.                  WITH PAYER A COMPLETED INTERNAL REVENUE FORM W-8
(4)      A foreign government or any of its political        (CERTIFICATE OF FOREIGN STATUS).
         subdivisions, agencies or instrumentalities.                 Payments that are not subject to information
(5)      An international organization or any of its         reporting are also not subject to backup withholding.
         agencies or instrumentalities.                      For details, see sections 6041, 6041A, 6042, 6044,
(6)      A corporation.                                      6045, 6049, 6050A and 6050N and the regulations
(7)      A foreign central bank of issue.                    promulgated thereunder.
(8)      A dealer in securities or commodities required to   PRIVACY ACT NOTICE. -Section 6109 requires most
         register in the United States, the District of      recipients of dividends, interest, or other payments to
         Columbia or a possession of the United States.      give taxpayer identification numbers to payers who must
(9)      A futures commission merchant registered with the   report the payments to the IRS.  The IRS uses the
         Commodity Futures Trading Commission.               numbers for identification purposes.  Payers must
(10)     A real estate investment trust.                     generally withhold 31% of taxable interest, dividends
(11)     An entity registered at all times during the tax    and certain other payments to a payee who does not
         year under the Investment Company Act of 1940.      furnish a taxpayer identification number to a payer.
(12)     A common trust fund operated by a bank under        Certain penalties may also apply.
         section 584(a).                                     PENALTIES
(13)     A financial institution.                            (1)     PENALTY FOR FAILURE TO FURNISH TAXPAYER
(14)     A middleman known in the investment community as    IDENTIFICATION NUMBER.--If you fail to furnish your
         a nominee or listed in the most recent              correct taxpayer identification number to a requester,
         publication of the American Society of Corporate    you are subject to a penalty of $50 for each such
         Secretaries, Inc., Nominee List.                    failure unless your failure is due to reasonable cause
(15)     A trust exempt from tax under section 664 or        and not to willful neglect.
         described in section 4947.                          (2)     CIVIL PENALTY FOR FALSE INFORMATION WITH
                                                             RESPECT TO WITHHOLDING.--If you make a false statement
                                                             with no reasonable basis which results in no imposition
                                                             of backup withholding, you are subject to a penalty of
                                                             $500.
                                                             (3)     CRIMINAL PENALTY FOR FALSIFYING Information.--
                                                             Willfully falsifying certifications or affirmations may
                                                             subject you to criminal penalties including fines and/or
                                                             imprisonment. FOR ADDITIONAL INFORMATION CONTACT YOUR TAX
                                                             CONSULTANT OR THE INTERNAL REVENUE SERVICE.
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